US $ 45,799.95	December 31, 2016

ESCROW AGREEMENT

FOR VALUE RECEIVED, the undersigned, Luthor Web Development, Inc., a Florida Corporation, (Escrow Agent) , hereby promises to accept deposits into its account on behalf of and

Vito Visconti, a resident of the State of Florida, (the “Holder”), the principal amount of FortyFive Thousand Seven Hundred Ninety-Nine Dollars and 95/100 ($45,799.95) Dollars (the “Principal Amount”), together with interest thereon as provided below.

The Purpose of this Escrow Agreement is where the Escrow Agent agrees to accept the funds from the Holder into its account and to release the funds to Carsmartt, Inc. in January 2017 on the date of the closing of the Luther Web Development, Inc. and Carsmartt, Inc. f/k/a Sports Supplement Group, Inc. a Nevada public company, of the Merger Agreement.

The Escrow Agent is hereby authorized and empower to hold the funds until the Merger and then shall release the funds on behalf of  the Holder to Carsmartt, Inc. f/k/a Sports Supplement Group, Inc. a Nevada public company for common stock in Carsmartt.

Consideration.  Carsmartt, Inc. does hereby agree that 200,000,000 shares of the company common stock shall issued to Joker Group, Inc. which in addition to the 125,000,000 shares pursuant to the Merger Agreement between Luthor Web Development, Inc. and Carsmartt inc at the closing of the Merger. Vito Visconti does hereby direct the 200,000,000 shares of Carsmartt to be directed to Joker Group, Inc. as additional consideration for $45,799.95 payments referenced herein.

Indemnification. Holder shall, at Holder’s expense, protect, defend, indemnify, save and hold Holder harmless against any and all claims, demands, losses, expenses, damages, causes of action (whether legal or equitable in nature) asserted by any person or entity arising out of, caused by or relating to this Escrow Agreement, including without limitation the construction of the Escrow Agreement and the use or application of the proceeds of this Escrow Agreement, and Holder shall pay Escrow Agent upon demand all claims, judgments, damages, losses and expenses (including court costs and reasonable attorneys' fees and expenses) incurred by Escrow Agent as a result of any legal or other action arising out of this Escrow Agreement as aforesaid.

Amendments. No amendment or waiver of any provision of this Escrow Agreement, nor consent to any departure by the Escrow Agent herefrom, shall in any event be effective unless the same shall be in writing and signed by the Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied, or delivered, to the Escrow Agent or the Holder, as applicable, at their respective addresses specified on the signature page hereof, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or telecopied with receipt confirmed, respectively.

No Waiver; Remedies. No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. All rights, powers and remedies of the Holder in connection with this Escrow Agreement are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

Severability; Headings. If any one or more provisions of this Escrow Agreement shall be held to be illegal, invalid or otherwise unenforceable, the same shall not affect any other provisions of this Escrow Agreement and the remaining provisions of this Escrow Agreement shall remain in full force and effect. Article and paragraph headings in this Escrow Agreement are included herein for convenience of reference only and shall not constitute a part of this Escrow Agreement for any other purpose or be given any substantive effect.

Binding Effect; Transfer. This Escrow Agreement shall be binding upon and inure to the benefit of the Holder and their respective successors and assigns. The Holder may assign or otherwise transfer, or grant participations in, this Escrow Agreement or all or any portion of its rights hereunder or its interest herein to any person or entity, without the prior written consent of the Escrow Agent. The Escrow Agent may not assign or otherwise transfer its rights or obligations hereunder or any interest herein without the prior written consent of the Holder.  Any attempted assignment by the Escrow Agent in contravention of this paragraph shall be null and void and of no force or effect.

Enforcement. It is agreed that time is of the essence of this Escrow Agreement and in the event of default of the terms of this Escrow Agreement, the Escrow Agent agrees to pay all costs of collection or enforcement, including reasonable attorneys' fees, incurred by Holder.

Governing Law, Venue, Waiver of Jury Trial. This Escrow Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of Illinois without regard to conflicts of laws principles. The venue of any legal proceeding taken in connection with this Escrow Agreement will be Miami, Florida.  THE ESCROW AGENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS ESCROW AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER’S ACCEPTANCE OF THIS ESCROW AGREEMENT.

Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or event which with notice or lapse of time or both would become an Event of Default if such action is taken or condition exists.

Interpretation. The Holder and the Escrow Agent hereby waive the benefit of any statute or rule of law or judicial decision which would otherwise require that the provisions of this Escrow Agreement be construed or interpreted more strongly against the party responsible for the drafting thereof.

IN WITNESS WHEREOF, this Escrow Agreement has been issued as of date first written above.

ESCROW AGENT:

Luther Web Development Inc.

By: /s/ Vito Visconti

Its:  President

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